                                                                   EXHIBIT 10.24

                               XPLOR Energy, Inc.
                           Araxas Energy Corporation
                       10200 Grogans Mill Road, Suite 500
                          The Woodlands, Texas  77380


                               September 24, 1997



John L. Faulkinberry
Faulkinberry Oil & Gas Company, Inc.
42 West Rock Wing Place
The Woodlands, TX  77381

     RE:    STOCK ACQUISITION OF FAULKINBERRY OIL AND GAS COMPANY, INC.
            ("COMPANY")

Dear John:

     The purpose of this letter is to set forth our agreement concerning the acquisition of all of the outstanding capital stock of Company and of two oil and gas properties by XPLOR Energy, Inc. ("XPLOR"), upon the terms and conditions set forth below. If this letter is acceptable to you, it will, upon your execution and delivery to the undersigned, constitute a binding agreement.

     By execution below, John L. Faulkinberry ("John") hereby represents and warrants as follows:

     A. Company is duly organized, validly existing and in good standing under the laws of the State of Texas. Company was organized under Texas corporate law on July 6, 1995. Company is not qualified to do business now or at any prior time in any other jurisdiction. Since incorporation, Company's exclusive business has been to acquire, own and manage non-operated interests in oil and gas properties. Company has been a validly electing S corporation within the meaning of Sections 1361 and 1362 of the Internal Revenue Code of 1986, as amended ("Code") at all times during its existence, and will be an S corporation up to and including the Closing Date.

     B. The authorized capital stock of Company consists of 100,000,000 shares of common stock, par value $1.00 per share ("Common Stock"), of which 2,000 shares of Common Stock are issued and outstanding as of the date hereof, and are held of record and beneficially as set forth below:

          Stockholder                         No. of Shares
          -----------                         -------------
          John L. Faulkinberry                     1,000
          Greta G. Faulkinberry ("Greta")          1,000

John L. Faulkinberry
September 24, 1997
Page 2


As of the date hereof, there are no outstanding subscriptions, rights, options, warrants, convertible securities or other agreements or commitments obligating Company to sell, convey, issue or transfer from treasury or otherwise issue any additional shares of its Common Stock or any other securities convertible into Common Stock.

     C. As of the date hereof, there are no rights, agreements, understandings or arrangements of any kind enforceable against John or Greta (collectively, the "Sellers") or permitting or requiring either of the Sellers to sell shares of Common Stock or granting any party(ies) any rights in connection with the sale by either of the Sellers of shares of Common Stock. Each of the Sellers owns all right, title and interest in such shareholder's Common Stock, free and clear of all liens, claims, encumbrances of any kind whatsoever. The certificates to be delivered to XPLOR at Closing representing the Common Stock, and the endorsements thereon or stock powers delivered therewith, will be valid and genuine.

     D. The Company presently owns, and shall own as of the Closing Date (defined below), (i) the oil and gas properties listed on Exhibit "A-1" attached hereto, each of which working interests and overriding royalty interests was acquired through Araxas Energy Corporation, an Oklahoma Corporation ("Araxas") or its subsidiaries (the "Araxas Assets"), other than two properties separately owned by John as identified thereon (the "Individually Owned Assets"), and (ii) the oil and gas properties listed on Exhibit "A-2" attached hereto (the "Non-Araxas Assets"). John presently owns, and shall own as of the Closing Date, the Individually Owned Assets. The Company with respect to the Araxas Assets, and John with respect to the Individually Owned Assets, have the same title and interest in such properties as has been delivered to them by Araxas, and such properties are not subject to any mortgage, pledge, lien, security interest, encumbrance, lease or adverse claim created by, through or under the Company or John, as the case may be. The Company has good and indefeasible title to the Non-Araxas Assets, which are not subject to any mortgage, pledge, lien, security interest, encumbrance, lease or adverse claim.

     E.   With respect to the Araxas Assets and the Individually Owned Assets,
(i) neither the Company nor John has any liabilities, duties and/or obligations of any nature applicable thereto, other than those existing when such properties were originally transferred by Araxas or subsequently incurred pursuant to Joint Operating Agreements and/or similar agreements normally applicable to the operation of oil and gas properties in the ordinary course of business (collectively, the "Oil and Gas Agreements"), and (ii) the only joint interest billings applicable to such properties which have been received prior to the date hereof and are unpaid are set forth on Exhibit "B" attached hereto. With respect to the Non-Araxas Assets, there are no liabilities, duties and/or obligations of any

John L. Faulkinberry
September 24, 1997
Page 3

nature, other than pursuant to Oil and Gas Agreements. Except as set forth above, the Company does not have, and John does not have with respect to the Individually Owned Assets, any liabilities, duties and/or obligations (whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated and whether due or to become due), as of the date hereof, including, but not limited to, amounts due or to become due, under any contract or arrangement for labor, services or materials rendered or acquired, or to be rendered or acquired, by or on behalf of Company, or for taxes or other similar assessments or fees or other costs with respect to the activities or assets of the Company. There are no pending or threatened legal claims or proceedings against or involving the Company and/or its assets.

     The acquisition and sale of all outstanding shares of Common Stock (collectively, "Company Shares") shall be consummated in accordance with the following terms and conditions:

     1. Sale and Purchase. Subject to the terms hereof (i) XPLOR shall purchase from each of the Sellers, and each of the Sellers shall sell, assign and convey, at the Closing (as defined below) on the Closing Date, all right, title and interest in the Company Shares, free and clear of all liens, claims and encumbrances; and (ii) XPLOR shall purchase, and John shall sell, assign and convey, at the Closing on the Closing Date, all right, title and interest in the Individually Owned Assets, free and clear of all liens, claims and encumbrances created by, through or under John.

     2. Purchase Price. The total consideration XPLOR shall be obligated to pay Sellers for the Company Shares and Individually Owned Assets ("Purchase Price") shall be Two Million Nine Hundred Fifty Thousand and no/100 Dollars ($2,950,000.00) U.S., payable as follows: (i) Seven Hundred Fifty Thousand Dollars ($750,000.00) shall be payable in immediately available funds on the Closing Date; and (ii) XPLOR will deliver at the Closing a promissory note(s) in the aggregate principal amount of $2,200,000, in the form attached hereto as Exhibit "C" ("Promissory Note"), subject to adjustment as provided therein.
Such Purchase Price shall be allocated between the Individually Owned Assets and the Company Shares as John and XPLOR shall agree at the Closing, and to the extent allocated to the Company Shares such portion of the Purchase Price shall be allocated pro rata between the Sellers based on the number of Company Shares sold hereunder.

     The parties agree that the purchase and sale of the Company Shares and the Individually Owned Assets shall be effective as of the opening of business on September 1, 1997 ("Effective Time"), for purposes of division of revenues and expenses (other than expenses applicable to the Araxas Assets and the Individually Owned Assets listed on Exhibit "B" attached hereto which shall be paid by XPLOR). Accordingly, on or before December 31, 1997, XPLOR and Sellers shall prepare a final accounting with respect to the proceeds of Pre-Effective Time production received

John L. Faulkinberry
September 24, 1997
Page 4


after the Closing Date and Pre-Effective Time expenses (except those expenses set forth on Exhibit "B") paid after the Closing Date, and the net proceeds (if any) shall be paid to the Sellers. Any net expenses shall be offset against the Promissory Note.

     Before or after Closing, Company and John agree to promptly send to XPLOR any checks received by either of them which relate to post Effective Time production, and any invoices relating to post Effective Time expenses for the properties being sold to XPLOR.

     3. Earnest Money Deposit. Contemporaneously with the execution and delivery of this letter agreement by the Sellers, XPLOR shall have deposited the sum of Fifty Thousand and no/100 Dollars ($50,000.00) with John as a deposit ("Earnest Deposit") to be applied against the payment of the Purchase Price at the Closing or otherwise disposed of pursuant to this letter agreement. By execution hereof, John acknowledges receipt of the Earnest Deposit.

     4. Covenants Pending Closing. After the execution hereof and prior to the Closing, Company and John agree that Company's business and affairs will be conducted only in the ordinary course and consistent with the Company's prior practice, and Company shall maintain, keep and preserve its business properties in good condition and repair in order to preserve the business and goodwill of Company intact, and will not enter into any commitment or contract without XPLOR's prior written consent. Neither John nor Company shall engage in any transaction which may materially affect the Individually Owned Assets, or the operations, capital, assets or liabilities of Company. Notwithstanding anything to the contrary in this Section 4, Company and John shall be permitted to (i) cash any checks received by either of them relating to pre-Effective Time production and (ii) transfer to John all cash in Company's account no. 58907K88 at Merrill Lynch immediately prior to Closing.

     5. Closing. The closing ("Closing") of this letter agreement shall occur at a mutually satisfactory place and time ("Closing Date") no later than October 3, 1997, unless extended in writing by the mutual agreement of the parties, or by XPLOR as a result of an unsatisfied condition to closing set forth in paragraphs (a) through (c) below (but in no event past October 15, 1997).

     The obligations of XPLOR to consummate the transactions described herein are subject to the satisfaction at or prior to the Closing of the following conditions, unless waived in writing by XPLOR:

          (a) obtaining financing for the cash payment provided in Section 2 hereof from Credit Lyonnais New York Branch ("Credit Lyonnais"), pursuant to the terms of the Credit

John L. Faulkinberry
September 24, 1997
Page 5

     Agreement between Credit Lyonnais and an affiliate of XPLOR (which XPLOR agrees to use its best efforts in accordance with reasonable commercial practice to obtain), including, but not limited to, the requirement that Sellers enter into a subordination agreement with Credit Lyonnais with respect to the Promissory Note on terms and conditions requested by Credit Lyonnais;

          (b) all the representations of John and/or the Company made herein or in any document delivered pursuant hereto shall be true and correct in all material respects at and as of Closing Date as though each such representation and warranty were made at and as of such time; and

          (c) stock certificate(s), with respect to the Company Shares, duly endorsed and ready for transfer, with respect to the Company Shares, and duly executed and acknowledged assignment with respect to the Individually Owned Assets acceptable to XPLOR.

     The obligation of the Sellers to consummate the transactions described herein will be subject to the condition that XPLOR deliver the Purchase Price in the manner required by Section 2 hereof.

     In the event this letter agreement does not close because the terms and conditions hereof to be satisfied at or prior to the Closing have not been satisfied (and the necessity for satisfying same has not expired or has not been waived by the party entitled to do so), the Sellers shall be entitled to retain the Earnest Deposit, XPLOR shall issue and deliver to the Sellers six thousand (6,000) shares of Common Stock, par value $0.001 per share, of XPLOR, proportionately adjusted for any stock split or stock dividend after the date hereof and before such shares are issued, ("XPLOR Shares"), Company shall pay Sellers One Hundred Thousand and no/100 Dollars ($100,000) in immediately available funds, which shall be treated as liquidated damages and not as a penalty as the Sellers' sole remedy by reason of such failure of Closing, (except as described in the next sentence below) and John shall be entitled to all of the rights and subject to the provisions set forth in Paragraphs 3,4,5,6,9, 10 and 11 of that certain Severance Agreement dated September 23, 1997, between Michael W. Englert and XPLOR and its affiliates, a copy of which is attached hereto as Exhibit "D" (other than Exhibit "A" to such Severance Agreement), and XPLOR shall enter with a written agreement with John on substantially identical terms to evidence such rights. If the failure to close is attributable to the breach of this letter agreement by Sellers or John, Sellers shall not be entitled to the additional $100,000 payment set forth above, (which shall be treated as liquidated damages and not as a penalty as XPLOR's sole remedy by reason of such failure of Closing) but if the failure to close is attributable to the breach of this letter agreement by XPLOR, then XPLOR

John L. Faulkinberry
September 24, 1997
Page 6

shall pay Sellers an additional $100,000 in immediately available funds as additional liquidated damages.

     6.   Certain Tax Covenants.

          (a) Section 338(h)(10) Election. Company and each of the Sellers will join with XPLOR in making an election under Section 338(h)(10) of the Code with respect to the purchase and sale of the Company Stock hereunder (the "Election"). Sellers will include any income, gain, loss, deduction or other tax item resulting from the Election on their individual income tax returns.

          (b) Tax Periods Ending on or Before the Closing Date. Sellers shall prepare and file or cause to be prepared and filed, all income tax returns for the Company for all periods ending on or prior to the Closing Date, which are filed after the Closing Date. Sellers agree to provide XPLOR a copy of the tax return proposed to be filed pursuant to the preceding sentence, a reasonable time in advance of such filing date, and shall make such revisions to such tax returns as are reasonably requested by XPLOR. Sellers shall not file such tax returns without the consent of XPLOR which consents will not be unreasonably withheld. Sellers shall include any income, gain, loss, deduction or other tax item for such periods on their individual income tax returns in a manner consistent with the Schedule K-1's furnished by Company to the Sellers for such periods.

     7. Securities Laws. Each of the Sellers (i) understands that the Promissory Notes have not been, and will not be, registered under the federal or state securities laws, and are being offered and sold in reliance upon federal and state exemptions for transactions not involving a public offering, (ii) is acquiring the Promissory Notes solely for his or her own account for investment purposes, and not with a view to the distribution thereof, (iii) is a sophisticated investor with knowledge and experience in financial matters, (iv) has received certain information concerning XPLOR and has had the opportunity to obtain additional information as desired in order to evaluate the merits and the risks inherent in holding the Promissory Notes, and (v) is able to bear the economic risk and lack of liquidity inherent in holding the Promissory Notes.

     8. Indemnification. Sellers hereby indemnify and agree to hold XPLOR harmless from, against and in respect of (and shall on demand reimburse XPLOR for): (i) any and all loss, liability, damage or claim (including legal fees) suffered or incurred by XPLOR or Company by reason of any untrue representation, breach of warranty or nonfulfillment of any covenant of Sellers or John contained herein; and (ii) any liability, debt, and/or obligation of the Company or with respect its

John L. Faulkinberry
September 24, 1997
Page 7

assets, or with respect to the Individually Owned Assets, that arose or was incurred prior to the Effective Time, except liabilities, debts, and obligations that are listed on Exhibit "B" or that arise from the Oil and Gas Agreements. Any such indemnification shall be limited to the Purchase Price hereunder, and may, at the election of XPLOR be effected by set-off against amounts otherwise due under the Promissory Notes. All indemnification obligations hereunder shall expire on the second anniversary of the Closing Date, except indemnification for environmental and tax liabilities, which shall survive until the underlying statute of limitation for asserting claims against Company or its affiliates under applicable state or federal law has expired. Notwithstanding the foregoing, Sellers shall not be liable under this Section 8 for XPLOR's attorney's fees attributable to environmental claims with respect to the Araxas Assets and the Individually Owned Assets.

     9. Expenses. XPLOR and Sellers shall each be responsible for its or their own expenses incurred in connection with the transactions contemplated hereby.

     10. Binding Effect. This letter agreement is intended to be a binding agreement between the parties hereto and will bind and inure to the benefit of the successors and assigns of such party. This letter agreement sets forth the entire understanding and agreement of the parties hereto with regard to the subject matter hereof and supersedes all prior and contemporaneous agreements, arrangements and understandings related thereto. This letter agreement may be amended, modified, superseded or canceled only by written instrument which specifically states that it amends this letter agreement, and is executed and delivered by each person and by an authorized officer of each entity to be bound by such amendment.

     11. Governing Law. This Letter Agreement and all amendments thereof shall be governed by and construed in accordance with the laws of the State of Texas, without reference to its conflict of law provisions.

     12. Signatures. Acceptance of the terms of this Letter Agreement by John and Company may be evidenced by execution in multiple counterparts, each of which, as so executed, shall be deemed to be an original, and all such counterparts, taken together, shall constitute one and the same instrument.

John L. Faulkinberry
September 24, 1997
Page 8


     If you are in agreement with the terms of this letter and desire to proceed with the transaction described herein, please sign the enclosed duplicate of this letter in the space provided below and return it to the undersigned no later than 6:00 p.m., Houston time, September __, 1997.

                              Very truly yours,

                              XPLOR ENERGY, INC.


                              By: /s/ Steven W. Nance
                                  --------------------------------------
                                  Steven W. Nance,
                                  President and Chief Executive Officer

Accepted and agreed as of the date specified below:

/s/ John L. Faulkinberry
-----------------------------
John L. Faulkinberry


/s/ Greta G. Faulkinberry
-----------------------------
Greta G. Faulkinberry


Date: September 24, 1997
     ------------------------